Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-2654) of Covenant Transport, Inc. of our report dated May 11, 2001, relating to the financial statements of Covenant Transport, Inc. 401(k) and Profit Sharing Plan, which appears in this Form 11-K.



PricewaterhouseCoopers LLP


Knoxville, Tennessee
June 28, 2001